EXHIBIT 99.1

CRITICAL PATH, INC. ADJOURNS SPECIAL MEETING TO JULY 2, 2004 AND EXTENDS RIGHTS
OFFERING UNTIL JULY 16, 2004

     San Francisco, Calif. – June 14, 2004, Critical Path, Inc. (NASDAQ: CPTH) today announced that as of the close of business on Friday, June 11, 2004, the Company did not receive votes from a quorum of shareholders necessary to conduct business at the special meeting scheduled for June 11, 2004. The Company adjourned the meeting to July 2, 2004, at 10:00 a.m. (Pacific time), at Critical Path’s principal offices located at 350 Embarcadero, San Francisco, California. Company shareholders who have not yet voted are encouraged to vote by completing and returning a proxy card in accordance with the instructions included in their proxy materials, or by attending the special meeting.

     The Company also announced that, due to the adjournment of the special meeting of shareholders, the rights offering to purchase up to $21 million of Series E Preferred Stock of Critical Path, which was scheduled to expire at 5:00 p.m., New York City time, on Friday, June 25, 2004, has been extended until 5:00 p.m., New York City time on Friday, July 16, 2004, unless further extended.

     A post-effective amendment to the registration statement relating to these securities has been filed with the Securities and Exchange Commission, but it has not yet become effective. These securities may not be offered and offers may not be accepted prior to the time the registration statement becomes effective. The rights offering will only be made by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company. The words and expressions “look forward to,” “will,” “expect,” “plan” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions, capacity constraints, software and service design defects, any changes to the terms of the rights offering in order to comply with the rules and regulations of the Securities and Exchange Commission or The Nasdaq Stock Market and consummation of the proposed rights offering. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 and Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

# # #

Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
pr@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

2